UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 16, 2007

SL GREEN REALTY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue		10170
New York, New York		(Zip Code)
(Address of Principal Executive Offices)

(212) 594-2700 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2007, SL Green Realty Corp. (the “Company”) entered into new employment agreements with each of Marc Holliday, Andrew Mathias, Gregory F. Hughes and Andrew Levine.  The discussion below describes the terms of these new employment agreements.  This discussion is qualified in its entirety by reference to the copies of these employment agreements, which are being filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Marc Holliday.  Under Mr. Holliday’s new employment agreement he will serve as the Chief Executive Officer of the Company and will no longer serve as President, which role will be assumed by Mr. Mathias as described below.  Mr. Holliday’s employment agreement has a term of six years commencing on January 1, 2004 and ending on January 17, 2010, which will automatically renew for successive one-year periods unless either party serves the required notice under the agreement.  The agreement provides for an annual salary of at least $600,000, to be adjusted upwards every two years from the beginning of the term to correspond to increases in the consumer price index, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. Holliday for job performance.  Under the agreement, the Company is also obligated to maintain a life insurance policy for the benefit of Mr. Holliday’s beneficiaries in the face amount of $10 million, or if not available at reasonable rates, to self-insure Mr. Holliday up to the maximum cash severance payable under the agreement.  If Mr. Holliday is terminated for any reason, under the agreement he will be subject to the following obligations: (1) noncompetition with the Company for 18 months (or one year if employment is terminated due to a non-renewal of the term of employment or two years if Mr. Holliday terminates his employment without Good Reason); (2) nonsolicitation of the Company’s employees for two years (unless employment is terminated by the Company without Cause or Mr. Holliday with Good Reason in connection with or within 18 months after a Change-in-Control); and (3) nondisparagement of the Company and non-interference with its business for one year.  The employment agreement also provides for the following payments and benefits to Mr. Holliday in connection with the termination of his employment with the Company or a Change-in-Control of the Company:

•                  Change-in-Control without termination.  Upon a Change-in-Control, all of Mr. Holliday’s outstanding restricted stock, Class A Units or LTIP Units in the Company’s operating partnership (the “Class A Units” and “LTIP Units,” respectively) and stock option awards, other than those made under the Company’s 2006 Outperformance Plan, 2005 Outperformance Plan and 2003 Long-Term Outperformance Compensation Program (collectively, the “Outperformance Plans”), will fully vest upon a Change-in-Control.  In addition, he will receive, or become entitled to receive, a tax gross-up payment in cash in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units (the “Gross-Up Payment”).  With respect to the shares of restricted stock and Class A Units, the Gross-Up Payment will equal 40% of the value of the shares vesting and will be payable upon vesting.  With respect to the LTIP Units, the Gross-Up Payment will equal 20% of the value of the LTIP Units vesting and will be payable upon the redemption of the LTIP Units, which is when the tax is expected to be due by Mr. Holliday, except that if the LTIP Units are taxed in the same manner as shares of restricted stock, the tax gross-up payment will be the same as for shares of restricted stock.

•                  Termination without Cause or for Good Reason.  If Mr. Holliday’s employment is terminated by the Company without Cause or by Mr. Holliday for Good Reason, Mr. Holliday will receive a cash severance payment equal to the sum of (1) his average annual base salary in effect during the preceding 24 months (his “Average Annual Base Salary”), plus (2) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years (his “Average Annual Cash Bonus”), plus (3) a pro-rata bonus for the year in which Mr. Holliday’s employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Holliday’s Average Annual Cash Bonus.  Mr. Holliday will also continue to receive his medical and welfare benefits for 12 months, and all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, will fully vest.  In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units.  Under Mr. Holliday’s employment agreement, Mr. Holliday will also have 12 months of additional vesting for his awards under the 2003 Long-Term Outperformance Compensation Program.  If

such termination occurs in connection with or within 18 months after a Change-in-Control, then, in addition, Mr. Holliday will be entitled to receive (1) a cash severance payment equal to the sum of three times the sum of his Average Annual Base Salary and Average Annual Cash Bonus (as opposed to one times such amount), (2) outplacement benefits for up to two years, subject to a maximum cost of 25% of his Average Annual Base Salary and (3) medical and welfare benefits for 36 months (as opposed to 12 months).  Any termination by Mr. Holliday after a Change-in-Control will constitute a termination for Good Reason.  Mr. Holliday’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company, unless such termination occurs in connection with or within 18 months after a Change-in-Control.

•                                          Termination upon disability.  If Mr. Holliday’s employment is terminated by the Company upon Mr. Holliday’s disability, Mr. Holliday will receive a cash severance payment equal to the sum of (1) his Average Annual Base Salary, plus (2) his Average Annual Cash Bonus, plus (3) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus.  Mr. Holliday will also continue to receive his medical and welfare benefits for 36 months, and will be entitled to 24 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards (other than those made under the Outperformance Plans).  In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units.  Mr. Holliday’s receipt of these payments and benefits in connection with a termination upon disability is subject to his execution of a general release of claims with the Company.

•                                          Termination upon death.  If Mr. Holliday’s employment is terminated upon his death, Mr. Holliday’s estate will receive a cash severance payment equal to his pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus; provided that this amount is reduced dollar-for-dollar by the amount of proceeds received by Mr. Holliday’s beneficiaries pursuant to the life insurance the Company is required to maintain for him.  In addition, Mr. Holliday will be entitled to 24 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards (other than those made under the Outperformance Plans), and he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units.

Additionally, under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Holliday is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment.  Also, all of the cash severance payments described in the employment agreements below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

The terms Cause, Good Reason and Change-in-Control are specifically defined in Mr. Holliday’s employment agreement.

Andrew Mathias.  Under Mr. Mathias’ new employment agreement he will serve as the President and Chief Investment Officer of the Company.  Mr. Mathias’ appointment as the President of the Company became effective on April 16, 2007.  The employment agreement has a term of four years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement.  The original four year term is automatically reduced by six months if Marc Holliday does not remain employed as the Company’s Chief Executive Officer as of January 18, 2010.  The agreement provides for an annual salary of at least $500,000 during the first three years of the employment term and at least $550,000 for each year thereafter, which the Company agreed to review annually, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. Mathias for job performance.  The agreement also provides for an incentive cash bonus payment of either $0, $650,000 or $800,000 to be paid to Mr. Mathias in the event that GKK Manager LLC (the “Manager”), the Company’s majority-owned subsidiary that serves as the external manager of Gramercy Capital Corp., is acquired.  The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition.  Mr. Mathias will also receive, among other benefits, 68,000 shares of restricted stock or, at the Company’s option, Class A Units on June 1, 2007, 10,000 of which will immediately vest. The aggregate of the remaining shares or units and the 14,000 shares of restricted common stock that were granted under Mr. Mathias’ prior employment agreement that remained outstanding at the time vest as follows: 14,000 shares vest on January 1, 2008; 21,666 shares or units vest on January 1, 2009; 16,666 shares or units vest on January 1, 2010; and the remaining 19,688 shares or units vest on January 1, 2011. However, the vesting of one-half of the shares or units and one-half of the restricted common stock is further conditioned upon the attainment of specified performance-based vesting criteria.  The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2004, with respect to the shares scheduled to vest on January 1, 2008, or since 2007, with respect to the other shares or units): (1) 7% or greater increase in funds from operations on a per-share basis and a 10% or greater total return to shareholders or (2) total return to shareholders in the top one-third of a peer group of companies determined each year by the Company’s Compensation Committee.  Mr. Mathias is also entitled to the Gross-Up Payment in respect of these Class A Units and/or shares of restricted common stock and a payment representing the distributions that would have been received by Mr. Mathias if these shares or units had been issued on January 1, 2007.  If Mr. Mathias is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (1) below and (B) termination by the Company without Cause or by Mr. Mathias with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clauses (1) and (2) below), he will be subject to the following obligations under the agreement: (1) noncompetition with the Company for one year; (2) nonsolicitation of the Company’s employees for two years; and (3) nondisparagement of the Company and non-interference with its business for one year.  The employment agreement also provides for payments and benefits to Mr. Mathias in connection with the termination of his employment with the Company or a Change-in-Control of the Company on a substantially similar basis as those made to Mr. Holliday, except that (1) the cash severance to be received by Mr. Mathias in the event his employment is terminated without Cause or for Good Reason in connection with or within 18 months after a Change-in-Control is two and one half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus and (2) Mr. Mathias is entitled to 12 months of additional vesting credit for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards (other than those made under the Outperformance Plans) in connection with a termination upon disability or death.

Gregory F. Hughes.  Under Mr. Hughes’ new employment agreement he will serve as the Chief Operating Officer and Chief Financial Officer of the Company.  Mr. Hughes’ appointment as the Chief Operating Officer of the Company became effective on April 16, 2007.  The employment agreement has a term of three years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement.  The agreement provides for an annual salary of at least $500,000, which the Company agreed to review annually, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. Hughes for job performance.  The agreement also provides for an incentive cash bonus payment of either $0, $425,000 or $525,000 to be paid to Mr. Hughes in the event that the Manager is acquired.  The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition.  Mr. Hughes will also receive, among other benefits, 37,000 shares of restricted stock or, at the Company’s option, Class A Units on June 1, 2007, 5,000 of which will immediately vest.  The aggregate of the remaining shares or units vest as follows: 10,666 shares or units vest on January 1, 2008; 10,666 shares or units vest on January 1, 2009; and the remaining 10,666 shares or units vest on January 1, 2010.  However, the vesting of one-half of the shares or units is further conditioned upon the attainment of specified performance-based vesting criteria.  The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2007): (1) 7% or greater increase in funds from operations on a per-share basis and a 10% or greater total return to shareholders or (2) total return to shareholders in the top one-third of a peer group of companies determined each year by the Company’s Compensation Committee.  Mr. Hughes is also entitled to the Gross-Up Payment in respect of these shares or units and a payment representing the distributions that would have been received by Mr. Hughes if these shares or units had been issued on January 1, 2007.  Additionally, with respect to the option to purchase 100,000 shares of common stock granted to Mr. Hughes on February 1, 2004 with an exercise price of $43.25, 10,000 of the 30,000 shares otherwise scheduled to vest thereunder in 2009, became immediately vested upon execution of the agreement.  Pursuant to the agreement, if Mr. Hughes is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (1) below and (B) termination by the Company without Cause or by Mr. Hughes with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clauses (1) and (2) below), he will be subject to the following obligations: (1) noncompetition with the Company for one year; (2) nonsolicitation of the Company’s employees for two years; and (3) nondisparagement of the Company and non-interference with its business for one year.  The employment agreement also provides for payments and benefits to Mr. Hughes in connection with the termination of his employment with the Company or a Change-in-Control of the Company on a substantially similar basis as those made to Mr. Holliday, except that (1) the cash severance to be received by Mr. Hughes in the event his employment is terminated without Cause or for Good Reason in connection with or within 18 months after a Change-in-Control is two and one half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus and (2) Mr. Hughes is entitled to 12 months of additional vesting credit for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards (other than those made under the Outperformance Plans) in connection with a termination upon disability or death.

Andrew Levine.  Under Mr. Levine’s new employment agreement he will serve as the Chief Legal Officer and General Counsel of the Company.  The employment agreement has a term of three years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement.  The agreement provides for an annual salary of at least $350,000, which the Company agreed to review annually, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. Levine for job performance.  The agreement also provides for an incentive cash bonus payment of either $0, $200,000 or $275,000 to be paid to Mr. Levine in the event that the Manager is acquired.  The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition.  Mr. Levine will also receive, among other benefits, 14,000 shares of restricted stock or, at the Company’s option, Class A Units on June 1, 2007, 2,000 of which will immediately vest.  The aggregate of the remaining shares or units vest as follows:  4,000 shares or units vest on January 1, 2008; 4,000 shares or units vest on January 1, 2009; and the remaining 4,000 shares or units vest on January 1, 2010.  Mr. Levine is also entitled to the Gross-Up Payment in respect of these shares or units and a payment representing the distributions that would have been received by Mr. Levine if these shares or units had been issued on January 1, 2007.  Pursuant to the agreement, if Mr. Levine is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (1) below and (B) termination by the Company without Cause or by Mr. Levine with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clauses (1) and (2) below), he will be subject to the following obligations: (1) noncompetition with the Company for one year; (2) nonsolicitation of the Company’s employees for two years; and (3) nondisparagement of the Company and non-interference with its business for one year.  The employment agreement also provides for payments and benefits to Mr. Levine in connection with the termination of his employment with the Company or a Change-in-Control of the Company on a substantially similar basis as those made to Mr. Holliday, except that (1) the cash severance to be received by Mr. Levine in the event his employment is terminated without Cause or for Good Reason in connection with or within 18 months after a Change-in-Control is two times the sum of his Average Annual Base Salary and Average Annual Cash Bonus and (2) Mr. Levine is entitled to 6 months of additional vesting credit for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards (other than those made under the Outperformance Plans) in connection with a termination upon disability or death.

The following is biographical information regarding Messrs. Holliday, Mathias, Hughes and Levine:

Marc Holliday has served as the Company’s Chief Executive Officer since January 2004. Mr. Holliday has also served as one of the Company’s directors since December 2001 and is a member of the Company’s Executive Committee of its Board of Directors. Mr. Holliday stepped down as the Company’s President on April 16, 2007, when Mr. Mathias was promoted to that position. Mr. Holliday joined the Company as Chief Investment Officer in July 1998. Since joining the Company, Mr. Holliday has directed the Company’s focused business plan of repositioning and strategically upgrading of the portfolio to larger avenue properties with higher quality tenants, while at the same time driving strong earnings performance and growth in stockholder value. Mr. Holliday implemented this plan by overseeing a diversified strategy involving selective acquisitions and dispositions coupled with a successful joint venture initiative and structured finance program.  Under Mr. Holliday’s investment guidance, the Company has grown to be the largest owner of commercial office properties in Manhattan.  Mr. Holliday has also served as the President and Chief Executive Officer and a director of Gramercy Capital Corp., or Gramercy (NYSE: GKK), since August 2004. Prior to joining the Company, he was Managing Director and Head of Direct Originations for New York-based Capital Trust (NYSE:CT), a mezzanine finance company. While at Capital Trust, Mr. Holliday was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages.  From 1991 to 1997, Mr. Holliday served in various management positions, including senior vice president at Capital Trust’s predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements.  Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990.  Mr. Holliday is 40 years old.

Mr. Mathias was appointed as the Company’s President in April 2007 and has served as the Company’s Chief Investment Officer since January 2004.  Mr. Mathias joined the Company in March 1999 as a Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer in January 2004.  Mr. Mathias has also served as the Chief Investment Officer of Gramercy (NYSE:GKK) since August 2004. Prior to joining the Company, from July 1998, Mr. Mathias was with New York-based Capital Trust (NYSE:CT), a mezzanine finance company.  From June 1995 to July 1998, Mr. Mathias worked at CT’s predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. While there, he worked on a wide variety of real estate principal investments and advisory transactions, both on behalf of third-party clients and for the firm’s own account.  Mr. Mathias also worked on the high yield/restructuring desk at Bear Stearns and Co.  Mr. Mathias received a degree in Economics from the Wharton School at the University of Pennsylvania.  Mr. Mathias is 33 years old.

Mr. Hughes was appointed as the Company’s Chief Operating Officer in April 2007 and has served as the Company’s Chief Financial Officer since February 2004.  Mr. Hughes has also served as the Chief Credit Officer of Gramercy (NYSE:GKK) since August 2004.  Mr. Hughes is responsible for finance, capital markets, investor relations and administration.  Prior to joining the Company, from 2002 to 2003, Mr. Hughes was a Managing Director and the Chief Financial Officer of the real estate private equity group at JP Morgan Partners.  From 1999 to 2002, Mr. Hughes was a Partner and the Chief Financial Officer of Fortress Investment Group.  While at Fortress Investment Group, Mr. Hughes was actively involved in evaluating a broad range of real estate equity and structured finance investments and arranged various financings to facilitate acquisitions and fund recapitalizations.  Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties, where he was responsible for the firm’s financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations.  While at Wellsford, Mr. Hughes was involved in numerous public and private debt and equity offerings.  From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services.  Mr. Hughes received his B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant.  Mr. Hughes is 43 years old.

Mr. Levine was appointed as the Company’s Chief Legal Officer in April 2007 and has served as the Company’s General Counsel, Executive Vice President and Secretary since November 2000.  Prior to joining the Company, Mr. Levine was a partner at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Mr. Levine was also a partner at the firm of Dreyer & Traub. As a member of the REIT and Real Estate Transactions and Business groups at Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine served as counsel for a diverse client base of public and private real estate companies, national retailers, REITs, private developers, investment advisers and lenders. Mr. Levine received a B.A. degree from the University of Vermont in 1980 and a J.D. degree from Rutgers School of Law in 1984.  Mr. Levine is 48 years old.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Employment and Noncompetition Agreement dated April 16, 2007, between SL Green Realty Corp. and Marc Holliday.
10.2	Amended and Restated Employment and Noncompetition Agreement dated April 16, 2007, between SL Green Realty Corp. and Andrew Mathias.
10.3	Amended and Restated Employment and Noncompetition Agreement dated April 16, 2007, between SL Green Realty Corp. and Gregory F. Hughes.
10.4	Employment and Noncompetition Agreement dated April 16, 2007, between SL Green Realty Corp. and Andrew Levine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SL GREEN REALTY CORP.

Date: April 18, 2007	By:	/s/ GREGORY F. HUGHES
Name: Gregory F. Hughes
Title: Chief Operating Officer and Chief Financial Officer